UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 25, 2016 (May 25, 2016)
Date of Report (Date of earliest event reported)

0-16211
(Commission File Number)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	39-1434669
(State of Incorporation)	(IRS Employer Identification No.)

221 West Philadelphia Street,
York, Pennsylvania	17401-2991
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(717) 845-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of DENTSPLY SIRONA Inc. was held on May 25, 2016. The following matters were voted upon at the Annual Meeting, with the results indicated:

1.	Election of Directors

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael C. Alfano	176,598,450	28,675,430	73,966	10,779,685
David K. Beecken	201,803,894	3,462,295	81,657	10,779,685
Eric K. Brandt	199,914,030	5,359,789	74,027	10,779,685
Michael J. Coleman	200,967,985	4,309,953	69,908	10,779,685
Willie A. Deese	199,968,026	5,290,080	89,740	10,779,685
Thomas Jetter	202,193,979	3,072,461	81,406	10,779,685
Arthur D. Kowaloff	203,966,988	1,302,566	78,292	10,779,685
Harry M. Jansen Kraemer	201,930,911	3,334,894	82,041	10,779,685
Francis J. Lunger	199,742,549	5,524,478	80,819	10,779,685
Jeffrey T. Slovin	202,930,286	2,340,685	76,875	10,779,685
Bret W. Wise	201,715,995	3,583,254	48,597	10,779,685

2.
Proposal to ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company’s internal control over financial reporting for the year ending December 31, 2016.

Votes For	Votes Against	Abstentions
206,222,348	9,848,210	56,973

3.	Proposal to approve the non-binding advisory vote on the Company’s Executive Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
199,974,517	5,045,296	328,033	10,779,685

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY SIRONA Inc.

By:     /s/ Jonathan Friedman
Jonathan Friedman,
Senior Vice President, Secretary &
General Counsel

Date: May 25, 2016